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                                                                      EXHIBIT 21

                  SUBSIDIARIES AND AFFILIATES OF THE REGISTRANT

                                                                                             Percentage of
                                                                                            voting securities
                                                             Jurisdiction of                owned directly or
Name                                                         Incorporation                  indirectly by Quaker
----------------------------------------------------------------------------------------------------------------
*Quaker Chemical Corporation                                 Delaware, U.S.A.                      100%
+*Quaker Chemical Management Inc.                            Delaware, U.S.A.                      100%
+SB Decking, Inc. (formerly Selby, Battersby & Co.)          Delaware, U.S.A.                      100%
*AC Products, Inc.                                           California, U.S.A.                    100%
*Epmar Corporation                                           California, U.S.A.                    100%
+*Quaker QP, Inc.                                            Pennsylvania, U.S.A.                  100%
*Quaker Chemical Europe B.V.                                 Holland                               100%
*Quaker Chemical B.V.                                        Holland                               100%
*Quaker Chemical Canada Limited                              Ontario, Canada                       100%
+*Quaker Chemical Holdings UK Limited                        United Kingdom                        100%
*Quaker Chemical Limited                                     United Kingdom                        100%
*Quaker Chemical S.A.                                        France                                100%
*Quaker Chemical, S.A.                                       Spain                                 100%
+*Quaker Denmark ApS                                         Denmark                               100%
*Quaker Chemical S.A.                                        Argentina                             100%
+*Quaker Chemical Participacoes, Ltda.                       Brazil                                100%
*Quaker Chemical Limited                                     Hong Kong                             100%
*United Lubricants Corporation                               Delaware, U.S.A.                      100%
*Q2 Technologies, LLC                                        Nevada, U.S.A.                         70%
*Quaker Chemical Industria e Comercio S.A.                   Brazil                                 60%
*Quaker Chemical Operacoes, Ltda.                            Brazil                                 60%
*Wuxi Quaker Chemical Co., Ltd.                              China                                  60%
*Quaker Chemical India Limited                               India                                  55%
*Quaker Chemical (Australasia) Pty. Limited                  New South Wales, Australia             51%
*Quaker Chemical South Africa (Pty.) Limited                 Republic of South Africa               51%
**Quaker Park Associates, LP                                 Pennsylvania, U.S.A.                   50%
**Nippon Quaker Chemical, Ltd.                               Japan                                  50%
**Kelko Quaker Chemical, S.A.                                Venezuela                              50%
*Scrubber Solutions, LLC                                     Nevada, U.S.A.                         49%
**TecniQuimia Mexicana S.A. de C.V.                          Mexico                                 40%
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+  A non-operating company.
*  Included in the consolidated financial statements.

** Accounted for in the consolidated financial statements under the equity method.